SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[X]  Definitive Information Statement

                     PANDORA'S GOLDEN BOX
                     --------------------
         (Name of Registrant as Specified in its Charter)

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pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):  N/A.

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                      PANDORA'S GOLDEN BOX

                      11711 South Portland
                  Oklahoma City, Oklahoma 73170
                         (405) 692-5351

                      INFORMATION STATEMENT

          WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                  REQUESTED NOT TO SEND A PROXY



                           INTRODUCTION

          This Information Statement is being furnished to stockholders in connection with resolutions providing for amendments to the Articles of Incorporation as follows, to-wit:

               1. Effect a forward split of its outstanding voting securities on a basis of three for one, while retaining the current authorized capital and par value, with appropriate adjustments in the stated capital accounts and capital surplus accounts;

               2.   Change the name of the Company to "Cole Computer
                    Corporation."

          These resolutions were unanimously adopted by the Board of Directors and majority stockholder in accordance with Sections 78.315 and 78.320 , respectively, of the Nevada Revised Statutes (the "Nevada Act"). See the caption "Voting Securities and Principal Holders Thereof." This person owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of these amendments.

       APPROXIMATE DATE OF MAILING: January 6, 1999

          The resolutions adopted by the Board of Directors and majority
stockholder provide for the name change and forward split.   The name change
and forward split will become effective on the opening of business on the twenty first day following the mailing of this Information Statement to the Company's stockholders; and any executive officer, as required by the Nevada Law, is entitled to execute and file the Articles of Amendment with the Secretary of the State of the State of Nevada and such other agencies or entities as may be deemed required or necessary.

          These amendments are the only matters covered by this Information Statement.

           Section 78.390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent. See the caption "Amendment to the Articles of Incorporation and Vote Required for Approval," herein.

          The directors, executive officers and majority stockholder who adopted the resolutions to amend the Articles of Incorporation to change the name of the Company and to effect the forward split outlined above collectively own approximately 72% of the outstanding voting securities of the Company. See the caption "Voting Securities and Principal Holders Thereof," herein.

     INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed amendments to change the name and effect the forward split of the Company's outstanding voting securities or in any action covered by the related resolutions adopted by the Board of Directors and the majority stockholder, which is not shared by all other stockholders.

         VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

          The securities that would have been entitled to vote if a meeting was required to be held consist of shares of $0.001 par value common stock of the Company. Each share of common stock is entitled to one vote. The number of outstanding shares of common stock at the close of business on the date hereof, the record date for determining stockholders who would have been entitled to notice of and to vote on the amendments to the Company's Articles of Incorporation, was 3,333,334.

Security Ownership of Principal Holders and Management

          To the knowledge of management and based upon a review of the stock ledger maintained by its transfer and registrar agent, the following table sets forth the beneficial ownership of persons who own more than five percent of the Company's common stock as of the date hereof, and the shareholdings of management, to-wit:

                                                       Number and Percentage
                               Positions               of Shares Beneficially
Name and Address               Held                    Owned
----------------               ----                    -----

Cynthia A. Cole               Director,              2,409,000 - 72.2%
11711 South Portland          President and Secretary
Oklahoma City, OK 73170

Homer O. Cole, III            Chairman of the Board and        - 0 - *
11711 South Portland          Vice President
Oklahoma City, OK 73170

      * Shares to be issued to Mr. Cole under the transaction described under the caption "Changes in Control Since the Beginning of the Last Fiscal Year," below, were issued to Ms. Cole. Mr. and Ms. Cole are husband and wife.

Contractual Arrangements Regarding Changes in Control.
-----------------------------------------------------

          On December 23, 1998, the Company completed an Agreement and Plan of Reorganization (the "Plan") with Electronic Service Co., Inc., an Oklahoma corporation doing business as "Computer Masters" ("Computer Masters"); and the stockholders and subscribers to purchase common stock of Computer Masters (the "Computer Masters Stockholders" and the "Computer Masters Subscribers," respectively). Under the Plan, the Company acquired all of the issued and outstanding securities of Computer Masters and the Computer Masters Stockholders became the controlling stockholders of the Company in a transaction viewed as a reverse acquisition. The Plan was treated as a recapitalization of the Company for accounting purposes.

Changes in Control Since the Beginning of the Last Fiscal Year.
--------------------------------------------------------------

          The Plan was adopted, ratified and approved by unanimous consent of the Board of Directors of the Company on December 21, 1998.

          The former principal stockholders of the Company and their percentages of ownership of the outstanding voting securities of the Company prior to the completion of the Plan were: David M. Klausmeyer, who owned 30,834 shares of the Company (12.8%); Linda W. Plemmons, who owned 33,334 shares (13.9%); Q-Marq Securities Ltd., which owned 35,334 shares (14.7%); Leonard W. Burningham, Esq., who owned 20,000 shares (8.3%); James D. Gravely, who owned 15,000 shares (6.2%); James P. Taney, who owned 15,000 shares (6.2%); and Kelly N. Taylor, who owned 14,000 shares (5.8%). Prior to the completion of the Plan, the Company's directors and executive officers were:
Sam Bono (President and Director); and Carol Novick (Secretary/Treasurer and Director). Each of the Company's directors and executive officers owned 20,000 shares (8.3%) of the Company's common stock prior to the completion of the Plan.

          The source of the consideration used by the Computer Masters Stockholders to acquire their respective interests in the Company was the exchange of all of the issued and outstanding securities of Computer Masters in accordance with the Plan.

          The basis of the "control" by the Computer Masters Stockholders is stock ownership.

         An 8-K Current Report of the Company to be dated December 23, 1998, will be filed with the Securities and Exchange Commission (the "Commission") on or before January 7, 1999. Once it is filed, this Report, and other Reports of the Company, may be reviewed on the Internet at www.sec.gov in the EDGAR Archives.

             AMENDMENT TO THE ARTICLES OF INCORPORATION
                  AND VOTE REQUIRED FOR APPROVAL

          On December 23, 1998, the Company completed an Agreement and Plan of Reorganization (the "Plan") with Electronic Service Co., Inc., an Oklahoma corporation doing business as "Computer Masters" ("Computer Masters"); and the stockholders and subscribers to purchase common stock of Computer Masters (the "Computer Masters Stockholders" and the "Computer Masters Subscribers," respectively). Under the Plan, the Company acquired all of the issued and outstanding securities of Computer Masters, and the Company's sole business operations are the business operations of Computer Masters. Management wishes to change the Company's name to "Cole Computer Corporation" to more accurately reflect its current business.

          Management has decided to split the Company's issued and outstanding shares on a basis of three-for-one in order to increase the "public float" and potentially increase the liquidity of the Company's shares.

           Section 78.590 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 78.315 and 78.320, respectively provide that the Board of Directors, by unanimous written consent, and persons owning the required majority to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

           Resolutions to change the name of the Company and to effect the forward split outlined above were unanimously adopted by the Board of Directors and the majority stockholder, who owns a majority of the outstanding voting securities of the Company, by written consent in accordance with Sections 78.315 and 78.320, respectively, of the Nevada Law. This person owned in excess of the required majority of the outstanding voting securities of the Company necessary for the adoption of the amendments. See the caption "Voting Securities and Principal Holders Thereof," herein.

           The effective date of the name change and forward split will be January 27, 1999.

THE MAJORITY STOCKHOLDER OF THE COMPANY WHO HAS CONSENTED TO THE CHANGE OF THE COMPANY'S NAME AND THE FORWARD SPLIT OWNS SUFFICIENT VOTING SECURITIES OF THE COMPANY TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION OF THE COMPANY AND HAS DONE SO, TO BE EFFECTIVE ON JANUARY 27, 1999; NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED.

                   TRANSFER OF STOCK CERTIFICATES

          On or after January 27, 1999, stockholders may forward their stock certificates to Nevada Agency & Trust Company, 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Telephone (702) 322-0626, together with $15 for each stock certificate requested to be issued or transferred for new stock certificates bearing the new name of the Company, reflecting the forward split and its new Cusip Number. If stock certificates are being transferred into the same name, no signature is required; if being transferred to a new name, the stock certificate submitted must be signed and the signature must be guaranteed by a "Medallion Member" bank or broker dealer. A stock power similarly signed and guaranteed will also be acceptable.

                              BY ORDER OF THE BOARD OF DIRECTORS



December 23, 1998            Cynthia A. Cole
                             President and Sole Director